Exhibit 5.1

Simpson Thacher & Bartlett LLP

900 G STREET NW WASHINGTON, DC 20001
TELEPHONE: +1-202-636-5500 FACSIMILE: +1-202-636-5502
Direct Dial Number		E-mail Address

February 14, 2022

Herc Holdings Inc.

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

Ladies and Gentlemen:

We have acted as counsel to Herc Holdings Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) including the prospectus contained therein (the “Prospectus”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be convertible or exchangeable into other securities of the Company; (iii) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (iv) debt securities of the Company, which may be either senior debt securities or subordinated debt securities and which may be convertible into other securities of the Company (collectively, the “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (vii) purchase contracts (the “Purchase Contracts”); and (viii) units consisting of two or more of the securities described in clauses (i) through (vii) above (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares and related Depositary Receipts, the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”), between the Company and such depositary as shall be named therein.

The Debt Securities will be issued under an Indenture (the “Indenture”), between the Company and such trustee as shall be named therein.

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”), between the Company and such warrant agent as shall be named therein.

The Subscription Rights will be issued under one or more subscription rights agreements (each, a “Rights Agreement” and, collectively, the “Rights Agreements”), between the Company and such rights agent as shall be named therein.

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement” and, collectively, the “Purchase Contract Agreements”), between the Company and such purchase contract agent as shall be named therein.

The Units will be issued pursuant to one or more unit agreements (each, a “Units Agreement” and, collectively, the “Units Agreements”), between the Company and such unit agent as shall be named therein.

The Deposit Agreements, the Indenture (including any supplemental indentures thereto), the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Herc Holdings Inc.	2	February 14, 2022

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In rendering the opinions set forth below, we have also assumed that, at the time of execution, authentication or countersignature, issuance and delivery of each of the applicable Securities Agreements and any Securities, (i) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (ii) the execution, issuance, delivery and performance, as applicable, by the Company of the Securities and any applicable Securities Agreements will not constitute a breach or violation of the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law) and (3) the execution, issuance, delivery and performance, as applicable, by the Company of the Securities and any applicable Securities Agreements (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements. We have assumed further that, at the time of execution, authentication or countersignature, issuance and delivery of any Securities, each of the applicable Securities Agreements will be the valid and legally binding obligation of all parties thereto other than the Company and that such applicable Securities Agreements are governed by the law of the State of New York. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.    With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock from the Company’s authorized but unissued Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the charter and bylaws of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2.    With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (b) due filing of the applicable certificate of designations and (c) due issuance and delivery of the Preferred Stock from the Company’s authorized but unissued Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the charter and bylaws of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, the execution and delivery of the Indenture and related matters by the Board or, unless the Debt Securities are convertible into equity securities of the Company, duly authorized officers of the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or, unless the Debt Securities are convertible into equity securities of the Company, duly authorized officers of the Company and otherwise in accordance with the provisions of the Indenture and such agreement (and, in the case of Debt Securities issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.    With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, the execution and delivery of the Deposit Agreement and related matters by the Board, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of the shares of Preferred Stock represented by the Depositary Shares and (c) the due execution, countersignature, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of Depositary Shares issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the Depositary Receipts evidencing the Depositary Shares will be validly issued.

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5.    With respect to the Warrants, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof, the execution and delivery of a related Warrant Agreement and related matters by the Board and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.    With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Subscription Rights, the terms of the offering thereof, the execution and delivery of a related Rights Agreement and related matters by the Board and (b) the due execution, countersignature issuance and delivery of such Subscription Rights, upon payment of the consideration for such Subscription Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Rights Agreement and such agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.    With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof, the execution and delivery of the related Purchase Contract Agreement and related matters by the Board and (b) the due execution, issuance and delivery of such the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.    With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters and (2) the issuance and terms of the Securities that are components of the Units, (b) if applicable, the due filing of the certificate of designations with respect to Preferred Stock that is a component of such Units, (c) the due issuance and delivery to the Unit Agent under the applicable Unit Agreement of the Securities that are components of the Units and (d) the due execution, countersignature, issuance and delivery of the Units against deposit of the Securities that are components of the Units in accordance with the Unit Agreement, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the Unit Agreement and the applicable Securities Agreements, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP